Cordovano and Honeck Certified Public
Accountants
                                                         201 Steele Street
                                                         Suite 300
                                                         Denver, Colorado 80206
                                                         (303) 329-0220 Phone
                                                         (303) 316-7493 Fax



                                  June 22, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:      Exim Internet Group, Inc. (formerly Hydro Environmental Resources,
         Inc.)


Commissioners:

We were previously the principal accountants for Exim Internet Group, Inc. (formerly Hydro Environmental Resources, Inc.), and we reported on the financial statements of Hydro Environmental Resources, Inc. as of December 31, 2004 and 2003, and for the two years then ended. We have not provided any audit services to Exim Internet Group, Inc. since the audit of the December 31, 2004 financial statements. On June 20, 2005, our appointment as principal accountants was terminated. We have read Exim Internet Group, Inc.'s statements which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated June 22, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP